                                                                    EXHIBIT 99.1

CONTACT: Investor Contact:                                   Media Contact:
         Lori Barker Padon                                   Mike Wong
         (408) 542-9565                                      (408) 548-0223


                         SANDISK ANNOUNCES THIRD QUARTER
                RESULTS REVENUES INCREASE 45% YEAR OVER YEAR AND
                             OPERATING MARGIN AT 21%

SUNNYVALE, CA, October 13, 2004 -- SanDisk Corporation (NASDAQ:SNDK), the world's largest supplier of flash storage card products, today announced results for the third quarter ended September 26, 2004. Third quarter total revenues increased 45% to $408 million compared to the third quarter of 2003 and decreased 6% from the second quarter of 2004. Third quarter net income was $54 million, compared to $15 million* and $71 million for the third quarter of 2003 and the second quarter of 2004, respectively. Earnings per share were $0.29 per diluted share compared with $0.09* per diluted share in the same quarter of 2003 and $0.38 per diluted share in the second quarter of 2004.

"Industry wide supply of NAND flash memory increased at a faster rate than the increase in demand during the summer months. Although we sold a record numbers of units and megabytes, we experienced a steeper than expected average price per megabyte decline of 22% compared to the second quarter. This resulted in third quarter revenues 6% below the second quarter and product margins approximately 6 points below the second quarter and 1 point below the low end of our guidance at the beginning of the quarter. Despite aggressive price declines, we were able to generate 21% operating margins and $129 million in cash from operations for the quarter," said Eli Harari, President and CEO of SanDisk Corporation.

"During the third quarter we introduced an array of exciting new products that are starting to ship this holiday season, including the world's fastest flash cards - our new line of SanDisk Extreme IIITM cards, and a new line of flash digital music players that we introduced yesterday and which we expect to become a major new product category for us. We continue to make steady inroads into mobile phones, and are shipping flash card bundles to Motorola, Sony Ericsson, Samsung Mobile, NEC and Siemens, among others. In the third quarter we shipped more than 1 million TransFlashTM modules, and we currently expect seven leading handset OEM's to introduce more than 40 handset models using TransFlashTM in 2005, " Harari added.

"We are optimistic about global demand for our products in the traditionally strong fourth quarter. We have a front row seat in what we believe are some of the fastest growing markets in consumer electronics, mobile handsets, USB Flashdrives and digital music players. In the fourth quarter we expect to break for the first time the 10 cents per megabyte price point at the consumer level for our 512 megabyte and gigabyte capacity cards. This is one tenth of the price of flash cards just three years ago and represents a major milestone for flash storage, which we believe will accelerate the wide-scale adoption of our flash cards in numerous mobile and consumer applications. We expect to achieve this price point while maintaining our profitability through significant reductions in our captive production costs in the fourth quarter as we ramp up production of our newest, leading edge 90 nanometer NAND/MLC 4 gigabit Flash memory chips, which deliver significantly lower cost per megabyte than our current .13 micron production technology. With proper execution, we believe we are well positioned to exceed the $500 million quarterly revenue mark for the first time in the fourth quarter," said Harari.

ADDITIONAL THIRD QUARTER FINANCIAL RESULTS AND HIGHLIGHTS

     o Product sales were $365 million, a growth of 41% year-over-year and a decrease of 7% sequentially.

     o Average price per megabyte sold in the third quarter declined 34% year-over-year and 22% sequentially.

     o Income from license and royalties increased to $43 million from $42 million in the second quarter.

     o Total gross margin was 36% of revenues compared to 40% in the third quarter of 2003 and 41% in the second quarter of 2004.

     o Product gross margin was 29%, compared to 35% in both the third quarter of 2003 and in the second quarter of 2004.

     o Operating income was $84 million, a growth of 25% year-over-year and a decline of 24% sequentially. Operating margins were 21%, compared to 25% in the prior quarter.

     o    Cash flow from operations was $129 million.

     o Total megabytes sold in the third quarter were a record and increased 115% year-over-year and 20% sequentially.

     o Average density per card sold in retail increased sequentially to 254MB from 236MB.

     o OEM sales grew to 22% of product revenues from 19% in the prior quarter with strength in the mobile handset market.

     o The TransFlashTM mobile module sold over one million units during the quarter.

     o SanDisk Ultra(R)II high performance cards took top awards in independent performance tests and the Ultra products were among our fastest growing products.

     o SanDisk global brand advertising campaign expanded to North American TV advertising during the 2004 Athens Olympics.

     o M-Systems and SanDisk signed a strategic collaboration and patent cross licensing agreement to jointly develop and promote a new USB Flash Drive platform.

     o Toshiba and SanDisk signed an agreement for the new 300mm NAND Fab at Toshiba's Yokkaichi facility currently scheduled to start production late in 2005.

CONFERENCE CALL AND GUIDANCE
SanDisk's third quarter 2004 conference call with guidance is scheduled for 2:00 p.m. Pacific Time, Wednesday, October 13 2004. Today's teleconference prepared remarks, including fourth quarter guidance, will be posted to http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=sndk&script=2100. The conference call will be web cast by CCBN and can be accessed live, and throughout the quarter, at SanDisk's website at www.sandisk.com/IR and at www.streetevents.com for registered streetevents.com users. To participate in the call via telephone, the dial in number is (800) 811-7286 or (913) 981-4902 for international callers. The call will also be available by telephone replay through Sunday,

October 17, 2004, by dialing (888) 203-1112 or, for international callers, (719) 457-0820 and entering the pass code 861151. A copy of this press release will be filed with the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

SCHEDULED INTERVIEW SanDisk Corporation President and CEO, Eli Harari, is scheduled to appear on CNBC's "Closing Bell With Maria Bartiromo" today, Wednesday, October 13, 2004 at approximately 4:20 p.m. Eastern Time to discuss the company's expanding product lines and growth prospects.

FORWARD-LOOKING STATEMENTS This news release contains certain forward-looking statements, including our business outlook, expectations for new product introductions and new customers, future revenues, average selling prices, gross margins, operating expenses, capital equipment expenditures and tax rates that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others: market demand for our products may grow more slowly than our expectations or a slower adoption rate for these products in new markets that we are targeting, fluctuations in operating results, unexpected yield variances and longer than expected low yields and other possible delays related to our conversion to 90-nanometer NAND flash technology, any interruption of or delay in supply from any of the semiconductor manufacturing facilities that supply products to us, our inability to make additional planned smaller geometry conversions in a timely manner, future average selling price erosion that may be more severe than our expectations due to possible excess industry capacity of flash memory either from existing suppliers or from new competitors, price increases from non-captive flash memory sources and third-party subcontractors, higher than expected operating expenses, higher than anticipated capital, adverse global economic and geo-political conditions, including adverse currency exchange rates and acts of terror, the timely development, internal qualification and customer acceptance of new products that are based on the 90-nanometer and 70-nanometer NAND technologies, fluctuations in license and royalty revenues, higher than anticipated tax rates, regulatory duties or fees, business interruption due to earthquakes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, further impairment of our investments in Tower Semiconductor Ltd. due to any decline in stock valuations, and the other risks detailed from time-to-time in our Securities and Exchange Commission filings and reports, including, but not limited to, the Form 10-K for the year ended December 28, 2003 and our quarterly reports on Form 10-Q. Future results may differ materially from those previously reported. We do not intend to update the information contained in this release.

ABOUT SANDISK
SanDisk Corporation, the world's largest supplier of flash storage card products, designs, manufactures and markets industry-standard, solid-state data, digital imaging and audio storage products using its patented, high-density flash memory and controller technology. SanDisk is based in Sunnyvale, CA.

                                 www.sandisk.com

*Includes a net loss on unauthorized sales of UMC shares of $36 million.

SANDISK AND SANDISK ULTRA ARE TRADEMARKS OF SANDISK CORPORATION, REGISTERED IN THE UNITED STATES AND OTHER COUNTRIES. SANDISK EXTREME AND TRANSFLASH ARE TRADEMARKS OF SANDISK CORPORATION. OTHER BRAND NAMES MENTIONED HEREIN ARE FOR IDENTIFICATION PURPOSES ONLY AND MAY BE THE TRADEMARKS OF THEIR RESPECTIVE HOLDERS.

                                        SanDisk Corporation
                            Condensed Consolidated Statements of Income
                          (In thousands, except per share data, unaudited)

                                                                      Three Months Ended                Nine Months Ended
                                                               ------------------------------     ------------------------------
                                                               September 26,    September 28,     September 26,    September 28,
                                                                   2004             2003              2004             2003
                                                               -------------    -------------     -------------    -------------
Revenues:
   Product                                                      $   365,033      $   259,446        $ 1,095,139      $   628,938
   License and royalty                                               42,921           21,954            133,033           61,568
                                                                -----------      -----------        -----------      -----------
Total  revenue                                                      407,954          281,400          1,228,172          690,506

Cost of product revenues                                            260,573          167,765            746,220          416,508
                                                                -----------      -----------        -----------      -----------
Gross profits                                                       147,381          113,635            481,952          273,998

Operating expenses:
  Research and development                                           30,184           22,010             89,414           58,937
  Sales and marketing                                                20,863           16,899             65,466           45,066
  General and administrative                                         12,651            7,923             34,499           21,847
                                                                -----------      -----------        -----------      -----------
Total operating expenses                                             63,698           46,832            189,379          125,850

Operating income                                                     83,683           66,803            292,573          148,148

Equity in income of joint ventures                                      102               51                516               90
Interest income                                                       5,339            1,611             13,539            5,622
Interest expense                                                     (1,690)          (1,688)            (5,065)          (5,063)
(Loss) gain in investment in foundries                                 (399)           6,662               (950)           3,079
Loss on unauthorized sale of UMC shares                                --            (18,339)              --            (18,339)
Gain (loss) in equity investment                                       --              4,352               --               (148)
Other loss, net                                                      (1,438)            (149)            (1,755)          (1,004)
                                                                -----------      -----------        -----------      -----------
Total other income (expense)                                          1,914           (7,500)             6,285          (15,763)

Income before taxes                                                  85,597           59,303            298,858          132,385

Provision for income taxes                                           31,495           44,533            110,577           51,364
                                                                -----------      -----------        -----------      -----------
Net income                                                      $    54,102      $    14,770        $   188,281      $    81,021
                                                                ===========      ===========        ===========      ===========

NET INCOME PER SHARE CALCULATION:
Net income used in computing basic net income per share         $    54,102      $    14,770        $   188,281      $    81,021
Tax-effected interest and bond amortization costs
  related to convertible subordinated notes                           1,202              475              3,612            3,939
                                                                -----------      -----------        -----------      -----------

Net income used in computing diluted net income per share       $    55,304      $    15,245        $   191,893      $    84,960
                                                                ===========      ===========        ===========      ===========

Shares used in computing net income per share
      Basic                                                         162,425          141,461            161,796          139,747
      Diluted                                                       188,562          171,562            188,903          165,404

Net income per share
     Basic                                                      $      0.33      $      0.10        $      1.16      $      0.58
     Diluted                                                    $      0.29      $      0.09        $      1.02      $      0.51

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                                    SanDisk Corporation
                           Condensed Consolidated Balance Sheets
                                      (In thousands)


                                                                    September 26, 2004     June 27, 2004    December 28, 2003*
                                  ASSETS                                (unaudited)         (unaudited)
                                                                        -----------         -----------        -----------
Current Assets:
    Cash and cash equivalents                                           $   602,183         $   613,964        $   734,479
    Short-term investments                                                  748,830             686,599            528,117
    Investment in foundries                                                  23,541              30,294             36,976
    Accounts receivable, net                                                136,156             198,817            184,236
    Inventories                                                             181,329             163,487            116,896
    Deferred tax asset                                                       94,827              70,806             70,806
    Other receivable                                                         11,250              11,274             11,352
    Prepaid expenses, other current assets and tax receivable                18,559              48,946             42,042
                                                                        -----------         -----------        -----------
    Total Current Assets                                                  1,816,675           1,824,187          1,724,904

    Property and equipment, net                                             137,663              69,327             59,470
    Investment in foundries                                                  22,599              43,985             40,446
    Investment in FlashVision                                               146,164             145,671            144,616
    Deferred tax asset                                                         --                 7,927              7,927
    Other receivable                                                         25,313              28,100             33,751
    Note receivable, related party                                           32,969              21,895               --
    Deposits and other non-current assets                                    10,747               8,659             12,400
                                                                        -----------         -----------        -----------
           Total Assets                                                 $ 2,192,130         $ 2,149,751        $ 2,023,514
                                                                        ===========         ===========        ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
    Accounts payable                                                    $   113,949         $    78,830        $    88,737
    Accounts payable to related parties                                      55,438              51,083             45,013
    Accrued payroll and related expenses                                     30,026              28,518             28,233
    Income taxes payable                                                      2,467              11,483             37,254
    Research and development liability, related party                         9,700              13,900             11,800
    Other accrued liabilities                                                37,248              36,872             36,661
    Deferred income on shipments to distributors and retailers
      and deferred revenue                                                   96,290             122,353             99,136
                                                                        -----------         -----------        -----------
    Total Current Liabilities                                               345,118             343,039            346,834

    Convertible subordinated notes payable                                  150,000             150,000            150,000
    Deferred tax liability                                                    2,971                --                 --
    Other liabilities                                                         1,411               1,287                511
    Deferred revenue                                                         21,426              23,030             25,481
                                                                        -----------         -----------        -----------
    Total Liabilities                                                       520,926             517,356            522,826

    Commitments and Contingencies

Stockholders' Equity:
    Preferred stock                                                            --                  --                 --
    Common stock                                                          1,230,990           1,216,831          1,207,958
    Retained earnings                                                       441,905             387,803            253,624
    Accumulated other comprehensive income                                     (776)             27,761             39,106
    Deferred compensation                                                      (915)               --                 --
                                                                        -----------         -----------        -----------
    Total Stockholders' Equity                                            1,671,204           1,632,395          1,500,688
                                                                        -----------         -----------        -----------

         Total Liabilities and Stockholders' Equity                     $ 2,192,130         $ 2,149,751        $ 2,023,514
                                                                        ===========         ===========        ===========


*Information derived from the audited Consolidated Financial Statements.

                                    SANDISK CORPORATION
                       Condensed Consolidated Statement of Cash Flows
                                       (in thousands)


                                                                          Three Months Ended                Nine Months Ended
                                                                   ------------------------------     ------------------------------
                                                                   September 26,    September 28,     September 26,    September 28,
                                                                        2004            2003              2004             2003
                                                                   -------------    -------------     -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                        $  54,102        $  14,770        $ 188,281        $  81,021
    Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation                                                        9,808            6,233           26,410           16,154
      Deferred taxes                                                      8,070           16,923            8,587            2,152
      Loss on authorized sale of UMC shares                                --             18,339             --             18,339
      Loss (gain) investment in foundries                                   399           (6,662)             950           (3,079)
      Loss (gain) on equity investment                                     --             (4,352)            --                148
      Equity in income of joint ventures                                   (102)             (51)            (516)             (90)
      Deferred compensation                                                (915)            --               (915)            --
      Other non-cash adjustments                                            792              691            3,373            1,743
      Changes in operating assets and liabilities:
         Accounts receivable                                             62,089          (37,921)          45,238          (59,748)
         Inventories                                                    (17,842)         (20,279)         (64,433)          (6,164)
         Other current and non-current assets                            30,242           10,805           31,815            6,696
         Accounts payable                                                35,119           23,543           25,212           50,591
         Accrued payroll and related expenses                             1,508            4,242            1,793            6,790
         Income taxes payable                                           (28,099)          13,651          (56,207)          16,355
         Other current liabilities, related party                         4,355            2,319           10,425           11,450
         Research and development liabilities, related parties           (4,200)           2,000           (2,100)          (4,007)
         Deferred revenue and other liabilities                         (26,041)          21,304           (5,288)          23,588
                                                                      ---------        ---------        ---------        ---------
      Total adjustments                                                  75,183           50,785           24,344           80,918
                                                                      ---------        ---------        ---------        ---------
    Net cash provided by operating activities                           129,285           65,555          212,625          161,939
                                                                      ---------        ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchases of short term investments                           (276,460)        (154,703)        (921,389)        (315,865)
         Proceeds from sale of short term investments                   215,332           60,223          699,246          175,545
         Proceeds from sale of equity investment                           --              4,352             --              4,352
         Investment in foundries                                            (70)            (682)             (70)          (4,282)
         Note receivable, related party                                 (11,074)            --            (32,969)            --
         Proceeds from sale of shares of investment in foundries           --             21,627             --             21,627
         Acquisition of capital equipment                               (76,123)         (17,813)        (106,081)         (42,908)
         Investment in technology                                        (1,998)            --             (1,998)            --
         Proceeds of sale of fixed assets                                  --                399              140              528
                                                                      ---------        ---------        ---------        ---------
    Net cash used in investing activities                              (150,393)         (86,597)        (363,121)        (161,003)
                                                                      ---------        ---------        ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Sale of common stock                                             9,327           29,349           18,200           35,766
                                                                      ---------        ---------        ---------        ---------
    Net cash provided by financing activities                             9,327           29,349           18,200           35,766
                                                                      ---------        ---------        ---------        ---------

Net increase (decrease) in cash and cash equivalents                    (11,781)           8,307         (132,296)          36,702

Cash and cash equivalents at beginning of period                        613,964          249,180          734,479          220,785
                                                                      ---------        ---------        ---------        ---------

Cash and cash equivalents at end of period                            $ 602,183        $ 257,487        $ 602,183        $ 257,487
                                                                      =========        =========        =========        =========

ADDITIONAL INFORMATION:
    Net change in cash and cash equivalents                           $ (11,781)       $   8,307        $(132,296)       $  36,702
    Net change in short-term investments                                 62,231           94,381          220,713          139,770
                                                                      ---------        ---------        ---------        ---------
    Net change in cash, cash equivalents and short-term
      investments                                                     $  50,450        $ 102,688        $  88,417        $ 176,472
                                                                      =========        =========        =========        =========